SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 1, 2017

(Date of earliest event Reported)

Next Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Brickell Avenue, Suite 2200, Miami, FL, 33131
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 1, 2017 Next Group Holdings, Inc. (“NXGH” or the “Company”) entered into a stipulation of settlement with J.P. Carey Enterprises, Inc. as assignee of a judgment previously entered in favor of Franjose Yglesias in the Broward County Florida Circuit Court, 17th Judicial Circuit against NYBD Holding, Inc. and NYBD Merger Sub, Inc. formerly known as Pleasant Kids Inc. (the “Stipulation of Settlement”)

Subsequent to the entry of the judgment that is the subject of the Stipulation of Settlement, on December 31, 2015 the Company completed a merger with Pleasant Kids, Inc. (formally NYBD Holding, Inc.) whereby Pleasant Kids adopted NXGH corporate structure and changed its name to Next Group Holdings, Inc.

Under the terms of the Stipulation of Settlement the Company on behalf of predecessor companies NYBD Holdings Inc. and NYBD Merger Sub, Inc. (Pleasant Kids, Inc.) agreed to and has paid the sum of $10,000 and has executed a $70,000 convertible promissory note in favor of J.P. Carey Enterprises, Inc. to satisfy the judgment previously entered against NYBD Holdings Inc. and NYBD Merger Sub, Inc.

The convertible promissory note as issued under the Stipulation of Settlement is effective as of January 2, 2017 for the principal amount of seventy thousand ($70,000.00) dollars and matures August 2, 2017 (the “Note”). The Note bears interest at a rate of eight (8%) percent per annum. The Note is convertible at the sole option of the holder in whole or in part into shares of the Company’s common stock (“Common Stock”) at a price for each share of Common Stock equal to fifty (50%) percent of the lowest trading price of the Common Stock (with a floor of $0.02 per share) as reported on the National Quotations Bureau OTC Marketplace (where the Company’s Common Stock is currently traded) or any exchange upon which the Common Stock may be traded or in the future. The conversion price is to be determined based upon fifty (50%) percent of the lowest trading price for the twenty (20) prior trading days including the day in which the Company receives a notice of conversion from the Note holder. The Note also contains default provisions that if triggered could increase the interest rate and/or principal balance due under the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

4.1                Form of 8% Convertible Redeemable Note

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2017	NEXT GROUP HOLDINGS, INC.

	By:	/s/ AriK Meimoun
Arik Meimoun
Chief Executive Officer